Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84394) pertaining to the Eagle Materials Inc. Retirement Plan of our report dated June 27, 2022, with respect to the financial statements and schedule of the Eagle Materials Inc. Retirement Plan included in this Annual

Report (Form 11-K) for the year ended December 31, 2021.

/s/ SUTTON FROST CARY LLP

Arlington, Texas

June 27, 2023